Exhibit 5.17

Consent of GeoSim Services Inc.

We consent to the incorporation by reference in this Registration Statement on Form F-10 of New Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to our name in connection with, and to the use of information derived from, the technical report entitled “Blackwater Project, British Columbia, NI 43-101 Technical Report on Preliminary Economic Assessment,” effective date August 28, 2012.

Dated this 18th day of June, 2013

GeoSim Services Inc.

/s/ Ronald G. Simpson
By:	Ronald G. Simpson
Title:	Professional Geoscientist